                                                                    Exhibit 12.1

                                           Three Fiscal Months
                                                 Ended                                Years Ended December 31,
                                      ----------------------------   ----------------------------------------------------------
                                      April 2, 1999  April 2, 1998   1998         1997         1996         1995         1994
                                      -------------- -------------   ------       ------       ------       ------       ------

 Income before income taxes
   and extraordinary item                $ (646)        $(1,740)    $18,320      $12,230       $8,154       $4,395      $ (587)
 Interest expense                         2,975           2,993      11,703        5,556        4,829        4,231       6,017
 33% of lease expense                       425             424       1,397          910          627          425         384
                                         ------         -------     -------      -------       ------       ------      ------
                                          2,754           1,677      31,420       18,696       13,610        9,051       5,814
                                         ------         -------     -------      -------       ------       ------      ------
 Interest expense                         2,975           2,993      11,703        5,556        4,829        4,231       6,017
 33% of lease expense                       425             424       1,397          910          627          425         384
                                         ------         -------     -------      -------       ------       ------      ------
                                          3,400           3,417      13,100        6,466        5,456        4,656       6,401
                                         ------         -------     -------      -------       ------       ------      ------
 Fixed charge coverage ratio                0.8             0.5         2.4          2.9          2.5          1.9        0.9
                                         ======         =======     =======      =======       ======       ======      ======


